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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 25, 1996


                                  HOME BANCORP
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             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
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 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to Home Bancorp Fiscal Year 1996 Earnings and Declaration of Dividend

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                                  NEWS RELEASE
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Home Bancorp

132 EAST BERRY STREET - P.O. BOX 989                       Date October 25, 1996
FORT WAYNE, INDIANA 46801-0989                             Contact W. Paul Wolf
PHONE:  (219) 422-3502
FAX:  (219) 426-7027

                                  HOME BANCORP
                       Fiscal Year 1996 Earnings Reported
                                Dividend Declared

FORT WAYNE, Indiana, -- October 25, 1996 -- Home Bancorp (Nasdaq: HBFW), the holding company for Home Loan Bank, announced today that the unaudited fourth quarter and fiscal year ended September 30, 1996 earnings were substantially impacted by a non-recurring, pretax charge of $1,650,000 resulting from the September 30, 1996 law to shore-up the Federal Deposit Insurance Corporation's
(FDIC) Savings Association Insurance Fund (SAIF). This one-time aftertax SAIF assessment reduced fourth quarter and year-to-date earnings by $1.0 million. Net income for the fourth quarter was ($365,000) or ($0.14) per share compared to $637,000 or $0.21 per share for the comparable period in 1995. For the fiscal year ended September 30, 1996, net income was $1,636,000 or $ 0.57 per share, as compared to $2,461,000 or $0.80 per share for the same period in 1995.

Fiscal year 1996 earnings, excluding the one-time SAIF special deposit premium assessment, would have increased by 7% over the prior year earnings.

Home's total assets at September 30, 1996 increased to $322.7 million from $313.2 at fiscal 1995 year end. Deposits increased from the prior year $15.1 million to $271.2 million at September 30, 1996. Total loans net of unearned income at September 30, 1996 were $250.3 million, compared with $214.4 million a year ago.

The Board of Directors declared a quarterly $0.05 cash dividend to shareholders on record November 29, 1996, payable December 19, 1996. These dividends represent the third consecutive quarterly dividend paid by Home Bancorp.


Home Bancorp (Nasdaq)
         Quarter September 30:                       1996               1995
                                                  ----------         ----------
Net Income . . . . . . . . . . . . . . .          a($365,000)          $637,000
Share Earns: Net Income  . . . .                      ($0.14)             $0.21
               Twelve Months:
Net Income . . . . . . . . . . . . . . .         a$1,636,000         $2,461,000
Share Earns: Net Income  . . . . . . . .               $0.57              $0.80

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a - Reflects a  $1,000,000  Net Charge for a Special  Assessment  by the Savings
Association Insurance Fund.






                       Holding Company for Home Loan Bank